UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

000-54307

Commission File Number

National Waste Management Holdings, Inc.

(Exact name of registrant as specified in its charter)

Florida	27-2037711
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5920 N. Florida Avenue Hernando, FL 34442	89109
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION; CHANGE IN FISCAL YEAR

Change in Articles of Incorporation

On May 28, 2014, the Company’s board of directors adopted a resolution declaring it advisable to amend the Company’s articles of incorporation to change the name of the Company to National Waste Management Holdings Inc., to approve a forward stock split of the common capital stock of the Company at a ratio of 5:1 and to increase the authorized common capital stock of the Company to 250,000,000. On May 28, 2014, the Company received a written consent in lieu of a meeting of stockholders from 3 holders of 18,606,500 shares of Common Stock (representing 92.55% of the issued and outstanding shares of Common Stock) approving the Action. On October 14, 2014, the state of Florida accepted the Articles of Amendment to change the name and on October 21, 2014, the state of Florida accepted the Articles of Amendment implementing the forward split and increase in authorized. On October 30, 2014, FINRA announced the name change, forward split and increase in authorized on its daily list. On October 31, 2014 FINRA deemed the name change, forward split and increase in authorized common stock effective. The Company also requested a voluntary symbol change. As of the effective date, FINRA has appended a “D” to the end of the symbol for 20 trading days, at which point the symbol will change to NWMH.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
3.1	Articles of Amendment dated October 14, 2014
3.2	Articles of Amendment filed October 21, 2014

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL WASTE MANAGEMENT HOLDINGS, INC.

Date: November 4, 2014	By:	/s/ Charles Teelon
	Name:	Charles Teelon
	Title:	Principal Executive Officer